Exhibit 5(b) and 8

June 22, 2026

NextEra Energy, Inc.
NextEra Energy Capital Holdings, Inc.
700 Universe Boulevard
Juno Beach, Florida 33408

To the Addressees:

We have acted as counsel to NextEra Energy, Inc., a Florida corporation (“NEE”), and NextEra Energy Capital Holdings, Inc., a Florida corporation (“NEE Capital”), in connection with the issuance and sale by NEE Capital of $1,000,000,000 aggregate principal amount of its Series AA Junior Subordinated Debentures due October 1, 2056 (the “Series AA Subordinated Debentures”), $1,250,000,000 aggregate principal amount of its Series BB Junior Subordinated Debentures due October 1, 2056 (the “Series BB Subordinated Debentures”) and $1,500,000,000 aggregate principal amount of its Series CC Junior Subordinated Debentures due October 1, 2066 (the “Series CC Subordinated Debentures” and, together with the Series AA Subordinated Debentures and the Series BB Subordinated Debentures, the “Subordinated Debentures”), issued under the Indenture (For Unsecured Subordinated Debt Securities), dated as of September 1, 2006, as amended (the “Subordinated Indenture”), among NEE Capital, as issuer, NEE, as guarantor, and The Bank of New York Mellon, as Subordinated Trustee (the “Subordinated Trustee”), which Subordinated Debentures are unconditionally and irrevocably guaranteed on a subordinated basis (the “Subordinated Guarantee”) by NEE, as guarantor, included in the Subordinated Indenture.

We have participated in the preparation of or reviewed (1) Registration Statement Nos. 333-278184, 333-278184-01 and 333-278184-02 (the “Registration Statement”), which Registration Statement was filed jointly by NEE, NEE Capital and Florida Power & Light Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); (2) the prospectus dated March 22, 2024 (the “Base Prospectus”) forming a part of the Registration Statement, as supplemented by a prospectus supplement dated June 16, 2026 (the “Prospectus Supplement”) relating to the Subordinated Debentures, both such Base Prospectus and Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act; (3) the Subordinated Indenture; (4) the corporate proceedings of NEE Capital with respect to the Registration Statement, the Subordinated Indenture and the Subordinated Debentures; (5) the corporate proceedings of NEE with respect to the Registration Statement and the Subordinated Guarantee; and (6) such other corporate records, certificates and other documents (including a receipt executed on behalf of NEE Capital acknowledging receipt of the aggregate purchase price for the Subordinated Debentures) and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

NextEra Energy, Inc.
NextEra Energy Capital Holdings, Inc.
June 22, 2026

Based on the foregoing, we are of the opinion that the Subordinated Debentures and the Subordinated Guarantee, as it relates to the Subordinated Debentures, are legally issued, valid, and binding obligations of NEE Capital and NEE, respectively, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting creditors’ rights and remedies generally and general principles of equity and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.

In rendering the foregoing opinion, we have assumed that the certificates representing the Subordinated Debentures conform to specimens examined by us and that the Subordinated Debentures have been duly authenticated, in accordance with the Subordinated Indenture, by the Subordinated Trustee under the Subordinated Indenture and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

Our opinions as to United States federal income tax matters are as set forth in the Prospectus Supplement under the heading “Material United States Federal Income Tax Consequences,” subject to the qualifications set forth therein.

We hereby consent to the references to us in the Base Prospectus under the heading “Legal Opinions” and in the Prospectus Supplement under the heading “Material United States Federal Income Tax Consequences,” to the references to us in the Registration Statement and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission by NEE on or about June 22, 2026, which will be incorporated by reference in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the laws of the States of New York and Florida and the federal laws of the United States insofar as they bear on matters covered hereby. As to all matters of Florida law, we have relied, with your consent, upon an opinion of even date herewith addressed to you by Squire Patton Boggs (US) LLP. As to all matters of New York law, Squire Patton Boggs (US) LLP is hereby authorized to rely upon this opinion as though it were rendered to Squire Patton Boggs (US) LLP.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP